                                                                    EXHIBIT 10.1





                            SHARE TRANSFER AGREEMENT











                           ---------------------------

                                  By and Among


                             Nissan Motor Co., Ltd.
                                       and
                    Structural Dynamics Research Corporation
                                       and
                            Mechanical Dynamics, Inc.

                          ----------------------------




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                            SHARE TRANSFER AGREEMENT


This SHARE TRANSFER AGREEMENT, dated as of November 17, 2000, is entered into by and between Nissan Motor Co., Ltd., a corporation organized and existing under the laws of Japan and having its principal place of business at 17-1, Ginza 6-chome, Chuo-ku, Tokyo, Japan and its registered address at No. 2, Takara-cho, Kanagawa-ku, Yokohama-shi, Kanagawa-ken, Japan ("Nissan"), Structural Dynamics Research Corporation, a corporation organized and existing under the laws of the State of Ohio, U.S.A. and having its principal place of business at 2000 Eastman Drive, Milford, Ohio 45150, U.S.A. ("SDRC") (Nissan and SDRC together being called the "Seller") and Mechanical Dynamics, Inc., a corporation organized and existing under the laws of the State of Michigan, U.S.A. and having its principal place of business at 2301 Commonwealth Boulevard, Ann Arbor, Michigan 48150, U.S.A. (the "Buyer").

                                   WITNESSETH

WHEREAS, Estech Corporation, a corporation organized and existing under the laws of Japan and having its principal place of business at 89-1, Yamashita-cho, Naka-ku, Yokohama-shi, Kanagawa-ken, Japan (the "Company"), is engaged in mechanical engineering consulting services through analysis, computer simulation and testing to be provided to the several industries, including, but not limited to, the automobile industries;

WHEREAS, the Buyer is willing to acquire the ownership of the Company;

WHEREAS, the Seller is willing to transfer to the Buyer their combined 100% ownership of the Company by selling the entire issued share capital of the Company owned by the Seller;

WHEREAS, the parties hereto, upon execution of the Confidentiality Agreement dated October 28, 1999 (the "Confidential Agreement"), have engaged in a series of discussions and negotiations concerning the transfer of the shares in the Company from the Seller to the Buyer;

WHEREAS, the Buyer has conducted certain due diligence investigations concerning the Company, its assets and the Business, including, without limitation, the Company's financial, accounting, legal, regulatory and environmental matters; and

WHEREAS, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the Shares in exchange for the Purchase Price upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


ARTICLE 1. DEFINITIONS.


For convenience and brevity, certain terms used in this Agreement are defined or referred to below (such terms to be equally applicable to both singular and plural forms of the terms defined). "Acquisition" means the transactions contemplated in this Agreement.
"Adjustment Amount" is defined in Section 2.2.
"Adjusted Purchase Price" is defined in Section 2.2.
"Agreement" means this Share Transfer Agreement.
"Business" means the existing business, operations, facilities and other
           Assets, financial condition, results of operations, finances, markets, products, competitive position, raw materials and other supplies, customers and customer relations and personnel of the Company.
"Business Day" means any calendar day which is not a Saturday, Sunday or public holiday in the place concerned.
"Claim Notice" is defined in Section 10.2(a).
"Closing" and "Closing Date" are defined in Section 3.1.
"Closing Balance Sheet" is defined in Section 2.2.
"Confidential Agreement" is defined in the preamble hereof.



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

"Contract" means any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking or authorization that is or may be binding on any person or its property under applicable law.
"Court Order" means any judgment, decree, injunction, order or ruling of any court or governmental or regulatory body or authority that is binding on any person or its property under applicable law.
"Default" means (i) a breach of or default under any Contract, (ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.
"Employees" is defined in Section 5.13.
"Employee Adjustment Amount" is defined in Section 4.1(b).
"Guaranty Period" is defined in Section 4.1(b).
"Initial Balance Sheet" is defined in Section 2.2.
"Intellectual Property" is defined in Section 5.11.
"Leases" is defined in Section 5.10.
"Liability" means any liability, indebtedness, obligation, claim, deficiency, guaranty or undertaking of or by any person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured or other.
"License" means licenses, franchises, permits and other similar authorizations. "Lien" means any mortgage, lien, security interest, pledge, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.
"Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry, other than the investigations or inquiries which are conducted by governmental bodies on a regular basis, involving or affecting the Company, the Business or any Contracts to which the Company is a party or by which it or the Business may be bound or affected.
"Material Contracts" is defined in Section 5.12.
"Notice Period" is defined in Section 10.2(a).
"Policies" is defined in Section 5.14.
"Purchase Price" means the aggregate amount of seven hundred eighty-three million Yen (Yen 783,000,000), subject to adjustment as provided in
           Section 2.2.
"Regulation" means any statute, law, ordinance, regulation, order or rule of any governmental or regulatory body, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.
"Seconded Employees" is defined in Section 4.1.
"Seconded Employee Subsidy" is defined in Section 4.1.
"Shares" means five thousand (5,000) ordinary shares of Yen 50,000 each of the
           Company which together represents the entire issued share capital of the Company and all of which are fully paid.
"Subsidy Period" is defined in Section 4.1(c).


ARTICLE 2. SALE AND PURCHASE OF THE SHARES.


2.1. Sale and Purchase of the Shares. Subject to the terms and conditions hereinafter set forth and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, at the Closing Nissan and SDRC shall each sell to the Buyer and the Buyer shall purchase from Nissan and SDRC all of the shares in the Company owned by them in exchange for the payment to Nissan and SDRC of an amount equal to the Purchase Price, as adjusted pursuant to Section 2.2.
2.2. Adjustment to Purchase Price. The Purchase Price of Yen 783,000,000 shall be subject to adjustment (the "Adjustment Amount") by an amount equal to the difference between shareholder equity as shown on the Company's balance sheet as of March 31, 2000 (the "Initial Balance Sheet"), and shareholder equity as shown on the Company's balance sheet as of November 30, 2000 (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with generally accepted Japanese accounting principals consistently applied.
           Nissan, in conjunction with SDRC, shall use its best efforts to cause the Company to prepare and deliver to Nissan, SDRC and Buyer the Closing Balance Sheet at the earliest



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



           possible date subsequent to November 30, 2000, but in no event later than December 15, 2000. The Adjustment Amount shall be added to or subtracted from the Purchase Price of Yen 783,000,000 as the case may be (the "Adjusted Purchase Price"). A true and correct copy of the Initial Balance Sheet is attached hereto as Exhibit A.


ARTICLE 3. CLOSING.


3.1. Closing Date. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the principal office of Nissan, in Tokyo, Japan, on Monday, December 18, 2000, or at such other place or on such other date as the Seller and the Buyer may agree to in writing. The date of the Closing is hereinafter sometimes referred to as the "Closing Date".
3.2.       Closing.
           (a) At the Closing, subject to the provisions of this Agreement, Nissan and SDRC shall deliver to the Buyer, free and clear of all Liens, the certificates representing their respective shares with the Company's endorsement for confirmation of the transfer of the Shares, in exchange for the full payment by the Buyer to the Seller of the Adjusted Purchase Price which shall be paid to the respective bank accounts designated by Nissan and SDRC in the proportions of seventy percent (70%) to Nissan and thirty percent (30%) to SDRC. Among the Adjusted Purchase Price, 70% proportion thereof payable to Nissan shall be in Japanese Yen, and 30% proportion thereof payable to SDRC shall be in U.S. dollars based on the conversion rate printed in the Wall Street Journal the day the Share Transfer Agreement is executed.
           (b) At the Closing, the Seller shall make available to the Buyer the written resignations of the directors and statutory auditors of the Company, as separately agreed in writing between Seller and Buyer, effective as of the Closing Date.
           (c)   At the Closing, Nissan and SDRC, as the case may be, shall also deliver to the Buyer, and the Buyer shall deliver to the
                 Seller, the certificates and other instruments and documents referred to in Articles 7, 8, 11 and 12 hereof.
3.3. Termination. In the event that the Closing shall not have taken place on or before December 29, 2000, all of the rights and obligations of the parties under this Agreement shall terminate without liability unless otherwise agreed to in writing between the Seller and the Buyer; provided, however, that if the failure to meet the Closing is caused by reason of a default or breach by any party hereto, such party shall be liable for any damages arising out of the termination of this Agreement. A default or breach by SDRC shall not be deemed a default or breach by Nissan nor shall a default or breach by Nissan be deemed a breach or default by SDRC, even if the obligation breached is that of Seller.


ARTICLE 4. POST-CLOSING OBLIGATION OF NISSAN.

4.1. Seconded Employees. Seller and Buyer acknowledge that certain employees currently working for the Company are Nissan employees seconded to the Company ("Seconded Employees"). Seller and Buyer further acknowledge that Nissan currently is responsible for and pays
           i) in case for those who is in the managerial position, an amount equal to twenty percent (20%) of, and ii) in case for those who is in the non-managerial position with fifty (50) years of age or older, an amount equal to ten percent (10%) of, the salary, bonus, cost of social insurance and retirement allowance for each of the subject Seconded Employee, together with the board subsidies, (a "Seconded Employee Subsidy"). To further induce Buyer to purchase the Shares hereunder, Nissan, but not SDRC, agrees with Buyer as follows:
           (a) Nissan will use its best efforts to encourage Seconded Employees, to the extent permissible under the applicable law, to remain as employees of the Company; and
           (b) For each Seconded Employee who terminates his or her employment with the Company and returns to Nissan during the ninety (90) day period commencing the Closing Date (the "Guaranty Period"), Nissan will pay to Buyer an additional sum of Yen 10,000,000 per such Employee (the "Employee Adjustment Amount"). Buyer will promptly notify Nissan in writing of the termination date of each Seconded Employee who leaves the employ of the Company during the Guaranty Period. The aggregate Employee Adjustment Amount due from Nissan to Buyer hereunder shall be paid by Nissan to Buyer within fifteen (15) days from the end of the Guaranty Period; and


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

           (c) For the period commencing the Closing Date and ending March 31, 2001 (the "Subsidy Period"), Nissan will pay to the Company at such intervals as employees of the Company are paid, an amount equal to the Seconded Employee Subsidy for each Seconded Employee who remains as the Seconded Employee during any portion of the Subsidy Period. Subject to the consents of each employees concerned and labor union to which they belong, the Seconded Employee are assumed to be remained at the Company with the current status as the Seconded Employee by March 31, 2001.


ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF NISSAN AND SDRC.

Each of the Seller hereby represents and warrants to the Buyer as specifically set forth in this Article 5. Each such representation and warranty is true as of the date of this Agreement, and shall be true in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of specific date need to be true only as of such date).
5.1. Seller's Organization and Standing. Nissan represents and warrants that it is a corporation duly organized and validly existing under the laws of Japan. SDRC represents and warrants that it is a corporation duly organized and validly existing under the laws of the State of Ohio, U.S.A.
5.2. Authority and Binding Effect. Nissan and SDRC represent and warrant, but only with respect to themselves and not the other Seller, that
           (i) it has full corporate power and authority to execute, deliver and perform this Agreement and has taken all actions necessary to secure all approvals required in connection therewith, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporation action, (iii) each person signing this Agreement on behalf of it has been duly authorized to do so by all necessary corporate action and has the power and authority to execute this Agreement on behalf of it, and (iv) this Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.
5.3. Validity of Contemplated Transactions. Neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated hereby will contravene or violate any Regulation or Court Order which is applicable to the Seller, the Company, or the articles of incorporation or by-laws or their equivalents of the Seller or the Company, or will result in a Default under, or require the consent or approval of any party to, any Contract relating to the Business or to or by which the Seller or the Company is a party or otherwise bound or affected, or require the Seller or the Company to notify or obtain any License from any court or governmental or regulatory body, except that for violations or conflicts which give no material influence or cannot give any material influence or violations or conflicts which do not substantially deprive the Seller of its ability to perform its obligation hereunder.
5.4.       Capital Structure and Share Ownership of the Company.
           (a) The Company's authorized share capital consists of twenty thousand (20,000) ordinary shares, of which total five thousand (5,000) Shares of fifty thousand Yen (Yen 50,000) each have been validly issued are fully paid and nonassessable. Three thousand five hundred (3,500) Shares are registered in the name of Nissan and one thousand five hundred (1,500) Shares are registered in the name of SDRC. All of such shares are beneficially owned by the Seller, free and clear of any Liens.
            (b) There are and have been (i) no other class or series of any capital shares or other securities of the Company, whether or not presently authorized, issued or outstanding, (ii) no Contracts, subscriptions, options, warrants, calls, commitments, privileges or rights of any character to purchase or otherwise acquire any capital shares or other securities of the Company, whether or not presently authorized, issued or outstanding, from the Seller or the Company, at any time, or upon the happening of any stated event, (iii) no outstanding securities of the Seller or the Company that are convertible into or exchangeable for capital shares or other securities of the Company and (iv) no Contracts, subscriptions, options, warrants, calls, commitments, privileges or rights to purchase or otherwise acquire from the Seller or the Company any such convertible or exchangeable securities.
           (c) The Company has no subsidiaries nor any ownership interest in any other entity.
5.5. Title to Shares. Each of the Seller has the right and ability to sell and transfer the Shares to the Buyer. The certificates representing the Shares have been executed by a duly authorized officer of the Company

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


           and are in the Seller's possession. The Seller's ownership of the Shares is registered in the Company's register of shareholders located at the principal office of the Company. No approvals or other actions by the Company are necessary for the sale and transfer of the Shares by the Seller to the Buyer, except for the approval of the Company's board of directors, the registration of such transfer in the Company's register of shareholders and exchange of share certificates.
5.6.       Financial Statements.
           (a) The Seller has delivered, or has caused the Company to deliver, to the Buyer true and complete copies of (i) the Company's Initial Balance Sheet, (ii) the Company's profit and loss statement for the fiscal year ended on March 31, 2000, (iii) the Company's balance sheets dated August 31, 2000, and September 30, 2000, respectively, (iv) the Company's profit and loss statements for the five month period ended August 31, 2000, and for the six month period ended September 30, 2000 and
                 (v) all related notes and schedules.
           (b) To the best of the Seller's knowledge, there has been no material adverse change in the financial conditions of the Company since March 31, 2000, to the date of this Agreement. Further, the Initial Balance Sheet and the other financial statements referred to in (a) above have been, and the Closing Balance Sheet will be, prepared in accordance with generally accepted Japanese accounting principles consistently applied.
5.7. Books of Account. The books of account of the Company fairly reflects, in accordance with generally accepted Japanese accounting principles consistently applied, (i) all transactions relating to the Company and (ii) all items of income and expense, assets and liabilities and accruals relating to the Company.
5.8. Litigation; Claims. Except as disclosed in writing to the Buyer, there is no Litigation pending or, to the best knowledge of the Seller, threatened against the Company, its assets or the Business. No claim has been asserted and no event has occurred that would, in the Seller's reasonable belief, result in a claim or Litigation against the Company, its assets or the Business.
5.9. Assets. The Company has, and at the Closing Date, the Company will have, good and unencumbered and marketable title to all of its tangible assets as reflected on the Closing Balance Sheet, except for dispositions made prior to Closing in the ordinary course of business, free and clear of all security interests, mortgages, liens, pledges or encumbrances of any kind. Schedule 5.9 to this Agreement lists all current customers of the Company and all former customers of the Company with whom the Company has done business during the past three (3) years.
5.10. Leases. Schedule 5.10 to this Agreement lists all leases for real estate and personal property to which the Company is a party ("Leases"). The Seller has delivered to the Buyer a true and complete copy of each Lease. All the Leases are valid and binding obligations of the parties thereto and no event of default exists under any Lease nor does any condition exist which after the passage of time or otherwise would allow any party to any Lease to declare an event of default thereunder.
5.11. Intellectual Property. Schedule 5.11 to this Agreement lists all of the Company's intellectual property, software programs, including without limitation, the software programs known as "Estech Nasdas" and "Estech Ride", trademarks, service marks, copyrights and patents ("Intellectual Property"). Except as otherwise indicated on said
           Schedule 5.11, the Company is the sole and exclusive owner of all Intellectual Property, including without limitation, all rights to the source code and the object code of all software listed on said Schedule. There have been no claims and to the knowledge of Seller, there is no basis for any claim, challenging the scope, validity, ownership or enforceability of any of the Intellectual Property. To the best of the Seller's knowledge, no claim has been made that the Intellectual Property or any activity of the Company infringes upon the proprietary rights of any third party or that any activity of any third party infringes upon the Intellectual Property of the Company.
5.12. Agreements and Contracts. Schedule 5.12 to this Agreement lists all of the current agreements, contracts, licenses, arrangements, understandings and commitments, written or otherwise, to which the Company is a party or as to which the Company has any liabilities or obligations providing for payments to or liabilities of the Company, including any agreement(s) between the Company and Nissan and between the Company and SDRC (collectively, the "Material Contracts"). With respect to the Material Contracts:
           (a) all of the Material Contracts are valid and binding obligations of the parties thereto in accordance with their respective terms and there has occurred no event which would constitute a breach of or default by the Material Company or any other party under any of such Material Contracts; and
           (b) each Material Contract will remain in full force and effect, without any restriction, limitation, cost, penalty or consent, notwithstanding the acquisition of the Shares by Buyer hereunder; and
           (c) Seller has heretofore delivered to Buyer true and complete copies of each written Material Contract.



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


5.13. Employees; Employee Benefits. The Seller has delivered, or has caused the Company to deliver, to the Buyer true and complete list concerning all of the employees of the Company ("Employees") as of the date of this Agreement with specific description of all Seconded Employees. Said list also includes the age, date of hire, position, total amount of salary and bonus which has been actually paid during the period from April 2000 through October 2000 of each such Employee. No Employee of the Company has any employment agreement or other arrangement with the Company except as disclosed in said list. All accrued Employee benefits and liabilities are shown on the Initial Balance Sheet and will be shown on the Closing Balance Sheet in accordance with generally accepted Japanese accounting principles consistently applied.
5.14. Insurance. Schedule 5.14 to this Agreement contains a true and complete list of all insurance policies owned or held by the Company ("Policies") and sets forth the type and extent of coverage for each such Policy. All Policies are in full force and effect. All premiums with respect thereto covering all periods up to and including the Closing Date have been paid and no notice of cancellation or termination has been received by the Company with respect to any Policy. Such Policies are sufficient for compliance with all requirements of law and all agreements to which the Company is a party, are valid and enforceable and will remain in full force and effect through the Closing Date without the payment of additional premiums. No claims under any current or former insurance policy are currently pending.
 5.15. Undisclosed Liabilities. As of the date of the Initial Balance Sheet, there were, and as of the date of the Closing Balance Sheet, there will be no liabilities or obligations of the Company of any kind or nature whatsoever which have not been adequately reflected and/or disclosed on such Balance Sheets. Since the date of the Closing Balance Sheet, there will have been no liabilities or obligations incurred outside of the usual and ordinary course of business of the Company. The Company has not guaranteed any debt or obligation of any third party. The Company does not currently engage in "design activities" and has not in the past engaged in such "design activities" for Nissan or any other customer which could give rise to a claim that the Company has partial design responsibility for any product.
 5.16. Taxes. The Company has prepared and timely filed all tax returns and reports required by law and all taxes shown thereon to be due have been timely paid in full.
 5.17. Accounts Receivable. The amounts shown as accounts receivable on the Closing Balance Sheet will be accurate in all respects and determined in accordance with generally accepted Japanese accounting principals consistently applied. To the best of the Seller's knowledge, all of such accounts receivable will have arisen in the ordinary course of the Company's business and are valid and collectible in the ordinary course and not subject to any counter claims or set offs.
 5.18. Compliance With Law. The Company has complied, in all material respects, with all applicable laws, regulations, orders and other requirements of governmental authorities and the Company has not received any notice of violation of any applicable law or regulation relating to its assets or Business. Further, the Company is currently in compliance, in all material respects, with all applicable environmental laws and has never violated any applicable environmental law and has not received any notice of noncompliance with any environmental law in connection with the operation of its Business.
 5.19. Bank Accounts. Schedule 5.19 to this Agreement sets forth a full and complete list of all of the Company's bank accounts and the names of the persons authorized to draw thereon.
 5.20. Absence of Changes or Events. Subsequent to March 31, 2000, and to the Closing Date:
           (a) There have not been any material adverse changes, either individually or in the business, properties or results of operations of the Company;
           (b) The business affairs of the Company have been conducted in the same manner as theretofore conducted and in the usual and ordinary course;
           (c) No transaction or material contract has been entered into by the Company, other than in the usual and ordinary course of business;
           (d) There has been no casualty affecting the Company or loss, damage or destruction to any of its properties, whether or not covered by or compensated under any insurance policy of the Company;
           (e) The Company has not declared or paid any dividend or other distribution in respect to the capital stock of the Company;
           (f) The Company has not created, incurred or assumed, or committed to create, incur or assume, any indebtedness or other liability, except for accounts payable or other current liabilities which (i) are not for borrowed money, (ii) were incurred in the usual and ordinary course of business, and
                 (iii) have not been and will not be adverse to the business, properties or results of operations of the Company;

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

           (g) The Company has not mortgaged, pledged or otherwise encumbered any of its assets;
           (h)   The Company has not varied insurance coverage;
           (i) The Company has not altered or amended its Articles of Incorporation or Bylaws; and
           (j) No changes have been made to the accounting practices used by the Company, except for changes required under the generally accepted Japanese accounting principles.


ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer hereby represents and warrants to each of the Seller as set forth in this Article 6. Each such representation and warranty is true as of the date of this Agreement, and shall be true in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of specific date need to be true only as of such date).
6.1. Buyer's Organization and Standing. The Buyer is a corporation duly organized and validly existing under the laws of the State of Michigan, U.S.A.
6.2. Authority and Binding Effect. The Buyer has full corporate power and authority to execute, deliver and perform this Agreement and has taken all actions necessary to secure all approvals required in connection therewith. The execution, delivery and performance of this Agreement by the Buyer has been duly authorized by all necessary corporation action. Each person signing this Agreement on behalf of the Buyer has been duly authorized to do so by all necessary corporate action and has the power and authority to execute this Agreement on behalf of the Buyer. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.
6.3. Validity of Contemplated Transactions. Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the transactions contemplated hereby by the Buyer will contravene or violate any Regulation or Court Order which is applicable to the Buyer, or the articles of incorporation or by-laws of the Buyer, or will result in a Default under, or require the consent or approval of any party to, any Contract to which the Buyer is a party or by which it is otherwise bound or affected, or require the Buyer to notify or obtain a License from any court or governmental or regulatory body except that for violations or conflicts which give no material influence or cannot give any material influence or violations or conflicts which do not substantially deprive the Buyer of its ability to perform its obligation hereunder.
6.4. Due Diligence Investigation. As of the date of this Agreement, the Buyer has conducted and completed its due diligence investigation on the Company and the Business, except that Buyer will conduct additional interviews with the employees of the Company as it deems necessary.
6.5. No Knowledge of Default. As of the date of this Agreement, the Buyer has no knowledge of any default by Seller.


ARTICLE 7. SELLER'S COVENANTS.

7.1. Covenants. From the date hereof until the Closing Date, except as may be approved by the Buyer or as otherwise expressly provided in this Agreement, the Seller shall cause the Company to:
           (a) operate the Business only in the ordinary course and in substantially the same manner as it has been operated in the past and not sell any of its material assets except for sales from inventory in the ordinary course of business;
           (b) not issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;
           (c)   not declare or pay any dividend on, or make any other
                 distribution with respect to, the Shares; and
           (d) not (i) incur any amount of long or short-term debt for money borrowed, (ii) guarantee or agree to guarantee the obligations of others, (iii) indemnify or agree to indemnify others or (iv) incur any other Liabilities other than those incurred in the ordinary course of business consistent with past practice.

7.2. Other Agreements. At or prior to the Closing, Nissan and SDRC agree to terminate the Joint Venture Agreement dated March 18, 1994, between them and to certify such termination to Buyer at Closing.


ARTICLE 8. BUYER'S COVENANTS.

8.1. Covenants. The Buyer covenants with and undertakes to the Seller as follows:
           (a) The Buyer shall, within one (1) month from the date of its receipt of all the resignation documents as referred to in
                 Section 3.2(b) above, elect new directors and statutory auditors of the Company, with whom such personnel to be resigned as referred to in Section 3.2(b) shall be replaced, and register thereof with the local Legal Affairs Bureau;
           (b) Provided that the full liability for such payments (except for the meritorious service reward) is reflected on the Closing Balance Sheet, the Buyer shall cause the Company to pay to the directors and statutory auditors of the Company to be resigned as referred to in Section 3.2(b) above, upon his or her resignation from the Company, one hundred percent (100%) of the applicable retirement allowance under the rules of the Company as of the date of this Agreement; and
           (c) The Buyer shall not hire or otherwise solicit any of the Company's former employees who quit or resigned the Company within six (6) months prior to the Closing Date.


ARTICLE 9. SURVIVAL OF REPRESENTATION AND WARRANTIES.

All of the representations, warranties, covenants and agreements made by each party under this Agreement or in any attachment, certificate, document or list delivered by any such party pursuant hereto or in connection with the Acquisition shall survive one (1) year from the Closing Date and each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement.


ARTICLE 10. INDEMNIFICATION.

10.1. Indemnification Obligations. SDRC and/or Nissan (i) proportionally in 30% (for SDRC): 70% (for Nissan) basis, not jointly and severally to the extent they each are responsible, and (ii) SDRC or Nissan to the extent only one shall have committed an indemnifiable event set forth in (i) - (iii) below (one or two "indemnifying party") shall indemnify and hold harmless the Buyer, and the Buyer (another "indemnifying party") shall indemnify and hold harmless the Seller, from, against and in respect of any and all material damages, losses, deficiencies, liabilities, costs and expenses resulting from, relating to or arising out of any (i) material misrepresentation,
           (ii) material breach of warranty, or (iii) non-fulfillment of any material agreement or covenant on the part of such indemnifying party or parties hereunder. For purposes of this Section 10.1, the term "material" shall mean any matter subject to this Article 10 involving Yen 2,700,000 or more.
10.2. Method of Asserting Claims. All claims for indemnification under this Article 10 shall be asserted and resolved as follows:
          (a) In the event that any claim or demand for which an indemnifying party would be liable to the indemnified party under Section
                 10.1 above is asserted against or sought to be collected by a third party, the indemnified party shall promptly provide the indemnifying party with notice of such claim or demand (the "Claim Notice"), specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand). The indemnifying party shall have one (1) month from its receipt of the Claim Notice (the "Notice Period") to notify the indemnified party (i) whether or not the indemnifying party disputes all or part of its liability to the indemnified party hereunder with respect to such claim or demand and (ii) whether or not it desires, at its sole cost and expense, to defend the indemnified party against such claim or demand; provided, however, that the indemnified party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading necessary or appropriate to protect its interests. If and to the extent that the indemnifying party notifies the indemnified party within the Notice Period that it does not dispute such indemnification liability, all or such part of the indemnification liability shall be conclusively deemed to be a liability of the indemnifying party hereunder. If the indemnifying party notifies the indemnified party within the Notice Period that it desires to defend the indemnified party against such claim or demand, it may participate in the defense thereof, at its sole cost and expense. If the indemnifying party participates in the defense of any such claim or demand, the indemnified party shall cooperate in the defense. Irrespective of whether the indemnifying party has participated in the defense or settlement of any such claim or demand as to which it has disputed such indemnification liability, any amount which must be paid as a result of such claim or demand shall, subject to a determination that the disputed liability is covered by these indemnification provisions, be a liability of the indemnifying party hereunder. Neither party shall settle, compromise or discharge any third party claim or demand for which indemnity is required hereunder without the consent of the other such party, which consent shall not be unreasonably withheld.
           (b) In the event that the indemnified party should have a claim against the indemnifying party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the indemnified party shall promptly send a Claim Notice with respect to such claim to the indemnifying party. If the indemnifying party does not notify the indemnified party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the indemnifying party hereunder.
           (c)   Nothing herein shall be deemed to prevent any indemnified party from making a claim hereunder for potential or contingent
                 claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand and the estimated amount thereof to the extent then feasible and the indemnified party has reasonable grounds to believe that such a claim or demand will be made.
10.3.      Payment.
           (a) In the event that any party is required to make any payment under this Article 10, such party shall promptly pay the indemnified party the amount so required. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article 10, the party from which indemnification is due shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this
                 Article 10 and the portion, if any, theretofore paid shall bear interest as provided in Section 10.3(c) below. Upon the payment in full of any claim, either by setoff or otherwise, the party making payment shall be subrogated to the rights of the indemnified party against any person, firm, corporation or other entity with respect to the subject matter of such claim.
           (b) Each indemnifying party shall make full and immediate payment to the indemnified party of any items as to which the indemnified party is entitled to payment under this Article 10.
           (c) If all or part of any indemnification obligation under this Agreement is not paid when due, then the indemnifying party shall pay the indemnified party or parties interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full at the fluctuating rate per annum which at all times shall be the rate of interest with respect to Yen generally charged from time to time by a leading Japanese bank and publicly announced by such bank as its so-called "prime rate."
10.4. Limitation. The aggregate maximum amount of indemnification by the Seller to the Buyer under this Article 10 and any other responsibilities under this Agreement shall be the amount equivalent to thirty percent (30%) of the Purchase Price. Seller shall have no indemnification obligation except and only to the extent the aggregate indemnity obligation under this Article 10 and any other responsibilities under this Agreement exceeds Yen 2,700,000.


ARTICLE 11.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER.

The obligations of the Buyer under this Agreement to be performed by it in connection with the Closing are subject to the fulfillment prior to or at the Closing of each of the following conditions:
11.1.      Nissan's and SDRC's Representations True at Closing.   The
           representations and warranties of Nissan and SDRC contained in this Agreement and otherwise made by Nissan and SDRC pursuant to this Agreement shall be true and correct as of the Closing Date with the same effect as though made as of such time.

11.2. Performance by the Seller. The Seller shall have performed and satisfied all agreements, covenants and conditions which it is required by this Agreement to perform or satisfy prior to or on the Closing Date.
11.3. Litigation Affecting Closing. No Court Order shall have been issued or entered which would be violated by the completion of the Acquisition. No person who or which is not a party to this Agreement shall have commenced or threatened to commence any Litigation seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated by this Agreement and no Litigation shall be pending or threatened against the Company.
11.4. Material Adverse Changes. From the date hereof to the Closing Date, neither the Company not the Business shall have been materially adversely affected in any way. There shall be no conditions existing or threatened with respect to the Company or the Business that might be expected to have a material adverse effect on any of them. The Closing Balance Sheet shall confirm the foregoing.
11.5. Officer's Certificate. The Buyer shall have received a certificate from an appropriate officer of the Seller dated the Closing Date certifying in such detail as the Buyer may request that each of the conditions described in Sections 11.1 through 11.4 has been fulfilled.
11.6. Certified Corporate Documents. The Buyer shall have received copies of (a) the Articles of Incorporation and Bylaws of the Company, and
           (b) minutes of a meeting of the Board of Directors of the Company in which a resolution is adopted by the Board approving the transfer of the Shares from Seller to Buyer in accordance with this Agreement, all of which documents shall be certified to be true, accurate and complete by the Company as of the Closing Date.
11.7. Incumbency Certificate. The Buyer shall have received a certificate from an appropriate officer of the Seller dated the Closing Date certifying to the incumbency of the officers of the Seller signing for this Agreement and as to the authenticity of their signatures.
11.8. Noncompetition Agreement. The Buyer shall have received a noncompetition agreement executed by the appropriate officers of both Nissan and SDRC, confirming Seller's agreement not to compete with Estech, in the form attached hereto as Exhibit B.
11.9. Other Agreements. Buyer shall have received written confirmation from SDRC, signed by an appropriate officer, confirming that the Master Software License and Service Agreement dated in 1989 between the Company and SDRC remains in full force and effect at the Closing Date.
11.10. Form and Content of Documents. The form and content of all documents, certificates and other instruments to be delivered by the Seller shall be satisfactory to the Buyer.
11.11. Completion of Due Diligence. The Buyer shall have been completed and to be satisfied with its due diligence prior to the Closing Date.
11.12. Consents. The Seller or the Company shall have delivered to the Buyer all consents required to be obtained in connection with the Acquisition in order to avoid a Default under any Contract to or by which the Company is a party or may be bound. Each of the foregoing must be free from burdensome restrictions and conditions not applicable to the Company prior to the date of this Agreement.


ARTICLE 12. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER.

The obligations of the Seller under this Agreement to be performed by it in connection with the Closing are subject to the fulfillment prior to or at the Closing of each of the following conditions:
12.1. Buyer Representations True at Closing. The representations and warranties of the Buyer contained in this Agreement and otherwise made by the Buyer pursuant to this Agreement shall be true and correct as of the Closing Date with the same effect as though made as of such time.
12.2. Performance by the Buyer. The Buyer shall have performed and satisfied all agreements, covenants and conditions which it is required by this Agreement to perform or satisfy prior to or on the Closing Date.
12.3. Continued Employment. The Buyer shall have offered on the continued employment contract between the Company and its current Employees with the terms and conditions of at least as favorable to such Employees as the terms and conditions they presently enjoy.
12.4. Litigation Affecting Closing. No Court Order shall have been issued or entered which would be violated by the completion of the Acquisition. No person who or which is not a party to this Agreement shall have commenced or threatened to commence any Litigation seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated by this Agreement.

12.5. Officer's Certificate. The Seller shall have received a certificate from an appropriate officer of the Buyer dated the Closing Date certifying in such detail as the Seller may request that each of the conditions described in Sections 12.1 through 12.3 has been fulfilled.
12.6. Incumbency Certificate. The Seller shall have received a certificate from an appropriate officer of the Buyer dated the Closing Date certifying to the incumbency of the officers of the Buyer signing for this Agreement and as to the authenticity of their signatures.
12.7. Form and Content of Documents. The form and content of all documents, certificates and other instruments to be delivered by the Buyer shall be satisfactory to the Seller.
12.8. Regulatory Compliance and Approval. The Seller shall be satisfied that all approvals required under any Regulations to carry out the Acquisition shall have been obtained and that the parties have complied with all Regulations applicable to the Acquisition.


ARTICLE 13. TERMINATION.

13.1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by mutual consent of the Seller and the Buyer.
13.2. Termination for Breach. Each party may terminate its obligations under this Agreement at any time prior to the Closing if the other party shall have breached any of their representations, warranties or other obligations under this Agreement in any material respect. Such termination may be effected by written notice from either the Seller or the Buyer, as appropriate, citing the reasons for termination, and shall not subject the terminating party to any liability for any valid termination.


ARTICLE 14. CONFIDENTIALITY.

14.1. Confidentiality. The parties hereto acknowledge the confidential nature of the existence and contents of this Agreement and the information supplied in entering into this Agreement, including those supplied during the negotiations for the execution of this Agreement, (hereinafter collectively referred to as "Confidential Information") and shall not without the prior written consent of the other party to communicate or otherwise disclose any part of such Confidential Information to any person except:
           (a) where such Confidential Information becomes public without the failure of the disclosing party;
           (b)   where such disclosure is required by law, regulations or where such disclosure is required by related authorities; or
           (c)   where such disclosure is made to employees or agents of such party to the extent necessary for such employees or agents to perform the duties assigned to them by such party pursuant to this Agreement, provided that such employee or agent shall have agreed to keep such Confidential Information secret and such party shall take such other precautions as may be necessary or appropriate to preserve the confidential or secret nature of such Confidential Information.
14.2. Notwithstanding the provision as stated in Section 15.4 hereof, the parties hereto agree and confirm that the Confidential Agreement shall remain in full force and effect.


ARTICLE 15. MISCELLANEOUS.

15.1. Contents of Agreement. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto, and no claimed amendment, modification, termination or waiver shall be binding unless in writing and signed by the party against whom or which such claimed amendment, modification, termination or waiver is sought to be enforced.
15.2. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party.
15.3. Remedies Not Exclusive. Nothing in this Agreement shall be deemed to limit or restrict in any manner other rights or remedies that any party may have against any other party under applicable law.
15.4. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understanding, both written and oral, between the parties hereto with respect to the subject matter hereof.

 15.5. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
 15.6. No Benefit to Others. Except as specifically contemplated by this Agreement, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, the Company and its successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.
 15.7. Further Assurances. Subject to the provisions hereof, the parties hereto shall use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable Regulation to consummate and make effective the transactions contemplated by this Agreement. In addition, the Buyer shall make the records of the Company available to Seller in the event that Seller has a reasonable need for such access.
 15.8. Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Seller and by the successors and assigns of the Buyer.
 15.9. Cost. Each of the Seller and the Buyer shall pay all legal, accounting and other fees and expenses which such party incurs in connection with this Agreement and the transactions contemplated hereby, and none of the expenses of the Seller shall be paid by the Company. However, if this Agreement is terminated pursuant to Section
           13.2 or if the failure to satisfy a condition of Closing arises out of the breach of any representation, warranty or other obligation contained in, pursuant to or under this Agreement, the party terminating this Agreement shall be entitled to receive from the breaching party the expenses of the terminating party incurred between the date of this Agreement and the date of termination.
15.10. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally to the address set forth below (to the attention of the person identified below) or sent by telegram, facsimile or by registered or certified mail, postage prepaid, as follows:

         If to Nissan to:
                               Nissan Motor Co., Ltd.
                               17-1, Ginza 6-chome
                               Chuo-ku, Tokyo 104-8023, Japan
                               Tel: (03) 5565-2140
                               Fax: (03) 5565-4834
                               Attn.:       Koji Honda
                                            General Manager, Administration
                                            Department for Affiliated Companies

         If to SDRC to:
                               Structural Dynamics Research Corporation
                               2000 Eastman Drive
                               Milford, Ohio 45150, USA
                               Tel: (513) 576-2401
                               Fax: (513) 576-5696
                               Attn.:       John A. Mongelluzzo
                                            Vice President, Secretary and
                                            General Counsel

         If to the Buyer to:
                               Mechanical Dynamics, Inc.
                               2301 Commonwealth Blvd.
                               Ann Arbor, Michigan 48105, USA
                               Tel: (734) 994-3800
                               Fax:  (734) 994-6418
                               Attn.:       Michael E. Korybalski
                                            Chairman and CEO
           or to such other address as the addressee may have specified in a notice duly given to the sender and to counsel as provided herein. such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have given as of the date so delivered or received by telegram or facsimile or, if mailed, five Business Days have elapsed in the place of the address after the date so mailed.
 15.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan.
 15.12. Arbitration. All disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement shall be finally settled by arbitration in Tokyo, Japan by three (3) arbitrators in accordance with the Commercial Arbitration Rules of The Japan Commercial Arbitration Association. The award rendered by the arbitrators shall be final and binding upon the parties hereto.
 15.13. Headings. All headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference in this Agreement to a Section shall be deemed to be a reference to a Section of this Agreement unless the context otherwise expressly requires.
 15.14. Schedules and Exhibits. All attachments, Exhibits and the Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.
 15.15. Counterparts. This Agreement may be executed in three (3) or more counterparts, each of which is an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


NISSAN MOTOR CO., LTD.


By:                /S/
         -----------------------------------
           Name:     Kuniaki Sasaki
           Title:    Senior Vice President


STRUCTURAL DYNAMICS RESEARCH CORPORATION


By:                /S/
         -----------------------------------
           Name:     John A. Mongelluzzo
           Title:    Vice President, Secretary and General Counsel


MECHANICAL DYNAMICS, INC.


By:                /S/
         -----------------------------------
           Name:     Michael E. Korybalski
           Title:    Chairman and CEO

                                    EXHIBIT A
                                       TO
                            SHARE TRANSFER AGREEMENT

                              INITIAL BALANCE SHEET
                                  (SECTION 2.2)

                               ESTECH CORPORATION
                                  BALANCE SHEET



                                                      (THOUSANDS OF YEN)
                                                   --------------------------
                                                        March 31, 2000
                                                   --------------------------

Current Assets
    Cash                                           yen                71,485
    Accounts receivable-trade                                        156,872
    Work in process                                                   25,869
    Supplies                                                             872
    Loans receivable                                                 300,000
    Accounts receivable-other                                          4,407
    Deferred tax assets                                               23,096
    Allowance for doubtful accounts                                   (1,842)
                                                   --------------------------
          Total current assets                                       580,759
Intangibles                                                              655
Investment and Other:
    Long-term prepaid expense                                         10,605
    Deferred tax assets                                               16,946
    Other                                                             59,395
                                                   --------------------------
                                                                      86,946
                                                   --------------------------
                                                   yen               668,360
                                                   ==========================

Current liabilities
    Accrued income tax                             yen                22,942
    Consumption tax payable                                            3,483
    Accrued expense                                                   83,162
    Other current liabilities                                          1,447
                                                   --------------------------
                                                                     111,034
Retirement benefits                                                   32,467
Shareholders' equity
    Common stock                                                     250,000
    Retained earnings                                                274,859
                                                   --------------------------
                                                                     524,859
                                                   --------------------------
                                                   yen               668,360
                                                   ==========================

                                    EXHIBIT B
                                       TO
                            SHARE TRANSFER AGREEMENT

                            NONCOMPETITION AGREEMENT
                                 (SECTION 11.8)

                                                        NONCOMPETITION AGREEMENT


I hereby confirm that NISSAN (SDRC) agrees not to establish in Japan, as its subsidiary company, any legal entities which will have same or similar, in all material respects, business purpose with the Company as such purpose as of this date, during the period of three (3) years after the Closing Date.


Date:
           ---------------------

           ---------------------
Name:
Title:
           Nissan Motor Co., Ltd.
           (Structural Dynamics Research Corporation)